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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the John Hancock Variable Series Trust I (the "Trust") Prospectus dated May 1, 2004 and "The Trust's Financial Statements and Investment Performance Information" and "Independent Auditors" in the Statement of Additional Information, dated May 1, 2004, included in Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A, No. 33-2081) of the Trust, and to the incorporation by reference in the Statement of Additional Information our reports dated February 6, 2004 on the thirty portfolios comprising the Trust included in the 2003 Annual Reports to Shareholders, which Prospectus and Statement of Additional Information are incorporated by reference in the Proxy Statement/Prospectus and the Statement of Additional Information included in this Registration Statement (Form N-14, No. 333-114139) of the Trust.

We also consent to the reference to our firm under the captions "Financial Statements" and "Financial Highlights" in the Prospectus/Proxy Statement and "Independent Auditors" in the Statement of Additional Information included in this Registration Statement on Form N-14 of John Hancock Variable Series Trust I.

                                                /s/ ERNST & YOUNG LLP

Boston, Massachusetts
May 10, 2004